Exhibit 10.14

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL. SUCH EXCLUDED INFORMATION HAS BEEN MARKED WITH “[***].”

Project Plan #2

This Project Plan #2 (this “Project Plan”) is dated May 26, 2022 (“Effective Date”) between Uber Technologies Inc., a Delaware corporation with its principal place of business at 1515 3rd Street, San Francisco, California 94158 (“Uber”), and Serve Robotics, Inc., a Delaware corporation, with its principal place of business at 730 Broadway, Redwood City, CA 94063 (“Company”). The Company and Uber are each a “Party” and together the “Parties”.

I. Overview:

The Company and Uber are parties to that certain Master Framework Agreement dated September 3, 2021 (the “Framework Agreement”) and the Amendment No 1 to the Master Framework Agreement dated May 26, 2022 (the “Amendment”) in connection with a multi-city project (the “PP2 Deployment”) in accordance with the terms set forth below. This Project Plan is entered into pursuant to, and governed by, the terms of the Framework Agreement, except as expressly set forth herein, and it constitutes a separate enforceable agreement from any other executed Project Plan.  A provision in this Project Plan may only override a provision of the Framework Agreement if it explicitly references the Framework Agreement and the specific provision being overridden (i.e., a general reference is not sufficient to override a provision of the Framework Agreement). All capitalized terms not defined in this Project Plan will have the meanings set forth in the Framework Agreement.

The Company and Uber are working together to deploy the Delivery Robots on the Uber Platform. Upon the completion of milestones referenced in Section III, the Parties will share with each other their respective learnings from this PP2 Deployment in the form of a presentation to cover insights from the systems integration performance, user experience and operational learnings. For clarity, any learnings obtained through the Parties’ activities under the Safety Plan will be excluded from such presentation, and instead will be shared pursuant to the relevant steps laid out in the Safety Plan.

II. Term:

Unless earlier terminated in accordance with the Framework Agreement or superseded by a subsequent Project Plan, the term of this Project Plan shall commence upon the execution of this Project Plan and signify the satisfactory completion of Project Plan Number 1 between Uber and Company (the “PP2 Deployment Effective Date”) in accordance with Section II of Project Plan 1 (Term) and shall continue in accordance with Section 12.1 of the Framework Agreement (the “PP2 Deployment Term”).

III. Timeframe and Key Milestones of the PP2 Deployment

Throughout the PP2 Deployment Term, the Parties shall meet on a monthly basis or upon either Party’s reasonable request, as reasonably appropriate and feasible, to discuss and agree to completion dates for key milestones and other Project Plan activities.

Prior to the commencement of deliveries under the PP2 Deployment, (i) the Company shall submit its Safety Plan as outlined in Exhibit A of the Framework Agreement and as amended under the Amendment, [***] and (iv) the Company shall request written confirmation that Uber is reasonably satisfied with the results of (i), (ii) and (iii).

Upon Uber’s written confirmation with respect to (i), (ii) and (iii) above, the Parties shall mutually agree to a specific launch date for Delivery Robots to perform Delivery Services for the PP2 Deployment. Any subsequent Operating Areas (as defined below) during the PP2 Deployment shall also be subject to (i),(ii) and (iii) above.

IV. Regulatory

In addition to each Party’s obligations as described in Section 4 of the Framework Agreement, the Parties will maintain separate and independent relationships with federal government agencies and government agencies in connection with this PP2 Deployment.

The Parties will coordinate on such engagement as reasonably appropriate and feasible.

V. PP2 Deployment Communications and Community Outreach

Notwithstanding Section 13.2 of the Framework Agreement (Publicity), once a public announcement regarding a particular objective or milestone of the PP2 Deployment has been expressly permitted by both Parties and published publicly, each Party may make public comments it deems necessary and reasonable with respect to its own activities in support of that objective or milestone, subject to any applicable obligations of confidentiality.

Prior to any new and material community engagement, Serve will notify Uber of its strategy for communication and outreach to community stakeholders, including police, emergency services and first responders in the Initial LA Operating Area, Scaled LA Operating Area (as defined below) and any subsequent Operating Areas.

VI. On-Robot Branding or Marketing

In accordance with Section 6.3 of the Framework Agreement, the Delivery Robots will not use or display any branding or marketing associated with Uber or any Uber Affiliates, unless otherwise mutually agreed-upon in writing.

VII. PP2 Deployment Locations

The initial operating area of Los Angeles, CA (“Initial LA Operating Area”) and subsequent expansions of that operating area (the fullest expansion of which will create the “Scaled LA Operating Area”) including, but not limited to, order pick-up and drop-off areas shall be based on mutual analysis, will be geographically defined and mutually agreed upon as part of a planning function for the partnership’s Steering Committee.

The Parties currently believe up to two thousand (2,000) Delivery Robots could be productively deployed on the Uber Platform, beginning with the Scaled LA Operating Area. The Parties intend to use the Steering Committee’s planning workstream to jointly discuss progress and additional potential by market in order to plan fleet expansions in existing markets (starting with the initial expansion beyond the 10 Delivery Robot fleet deployed under PP1) and across expansion markets. The Steering Committee’s planning workstream will identify and mutually agree on additional markets for deployment, each with an operating area defined and approved by mutual agreement within the Steering Committee (each an “Operating Area”). An initial non-binding list of preferred additional markets to be created within 30 days of the Effective Date and attached as Exhibit A, “Proposed Future Operating Areas”, with target launch dates and target fleet sizes to be mutually agreed-upon. The Steering Committee will plan to integrate and deploy Delivery Robots via the Uber Platform based on forecasted ODD, anticipated Delivery Robot manufacture date and readiness for deployment on the Uber Platform, and the preservation of hybrid marketplace reliability and efficiency in the markets identified in Exhibit A.

VIII. Delivery Robots

Uber will facilitate the creation of accounts that allow up to two thousand (2,000) Delivery Robots to perform concurrent deliveries on the Uber Platform, including in the Scaled LA Operating Areas, during the PP2 Deployment (“Deployment Number”); each increase in accounts created will follow the fleet size and any related updates to deployment plan(s) mutually agreed upon by the Steering Committee. The Company shall have sole discretion as to which of its Delivery Robots will perform deliveries pursuant to those accounts at any given time. The Steering Committee shall have sole discretion to determine, by mutual agreement, the number of Delivery Robots to be deployed in each Operating Area (starting with the initial expansion beyond the 10 Delivery Robot fleet deployed under PP1). Additionally, during the PP2 Deployment, if the Company desires to increase the Deployment Number beyond the two thousand (2,000) Delivery Robots, the Steering Committee shall have sole discretion to approve, by mutual agreement, proposed increases to the Delivery Robot Deployment Number.

IX. Delivery Robot Change Notifications

The Company will notify Uber of any change to the Delivery Robots and any change to any policies, plans and procedures (including, without limitation, the safety or incident response plan) [***].

X. Active and Suspended Operating Hours

Operating hours and daily schedule will be mutually agreed upon by the Company and Uber. The Company and Uber will consult on operating hours to enable the Delivery Robots to operate at times that allow the Parties to gather data to support the mutually agreed upon KPIs (as defined below).

Uber shall be permitted to reduce or suspend operations in its reasonable discretion for interfering events beyond Uber’s reasonable control either (i) affecting operations on a company-wide basis (e.g., events affecting autonomous and non-autonomous business activities), or (ii) affecting only the PP2 Deployment. An interfering event may include, but shall not be limited to, interruption in the Uber Service or Uber Platform, labor controversy, weather related interference, mass disturbance or public threat. If any interfering event occurs during the PP2 Deployment, Uber may, at its reasonable election, automatically suspend all activities under this Project Plan for the duration of the interfering event.

XI. Delivery Recipients

Uber, in its sole discretion, will determine the in-app user experience allowing a Delivery Recipient, as defined in the Framework Agreement, to receive a delivery from a Delivery Robot.

XII. Safety Plan and Incident Response Plan

Uber and the Company shall make commercially reasonable efforts to maintain the highest standards of safety based on relevant industry standards and best practices. The Parties have agreed upon a detailed Safety Plan, as outlined in Exhibit A of the Framework Agreement and as amended under the Amendment, to identify, monitor, and mitigate safety risks associated with conducting the PP2 Deployment, which shall be attached hereto as Exhibit C and incorporated herein upon Uber’s review and written approval of the Company Safety Plan (the “Safety Plan”).

XIII. Delivery Customer Service

Uber will be the first point of contact for the Delivery Recipient during all stages of the Delivery Recipient experience (e.g., pre-delivery, on-delivery, and post-delivery). If a need arises for a Delivery Recipient to contact the Company directly in connection with the PP2 Deployment, Uber will direct the Delivery Recipient to the Company. The Company will handle designated communication messages and customer support inquiries with respect to such Delivery Recipients. Uber will monitor these communications. The Company will promptly provide reasonable support to the Delivery Recipient.

XIV. Pricing and Payment

Delivery pricing and payment shall be in accordance with Section 3.2 above, and the Fare Addendum. During the PP2 Deployment, Company’s Delivery Robot will be compensated for each successfully completed delivery. [***].

XV. Performance Levels

The Parties will jointly discuss and mutually agree to use their commercially reasonable efforts to achieve the key performance indicators (“KPIs”) for the PP2 Deployment, included as Exhibit B (Key Performance Indicators) and the KPI Metric Goals listed in Exhibit B (the “KPI Metric Goals”). Exhibit B to be mutually agreed upon by the parties and attached within 90 days of the Effective Date. Such KPIs and KPI Metric Goals may be updated from time to time by mutual written agreement.

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XVI. Utilization Targets

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XVII. Data Reporting

The Parties will jointly discuss and mutually agree to the data reporting requirements (“Data Reporting”) for the PP2 Deployment, included as Exhibit D (Data Reporting Requirements). Such Data Reporting requirements may be updated from time to time by mutual agreement.

XVIII. PII

Uber may provide certain Delivery Recipient Information to the Company in connection with such Delivery Recipient’s request for, and use of, services via the Uber Platform. Such information may include the Delivery Recipient’s name, pick-up and drop-off locations, as well as Delivery Recipient feedback, all of which will be considered Uber Personal Data.

Pursuant to Section 11.3 of the Framework Agreement, in the event that one Party discloses PII to the other Party, such PII is the Confidential Information and Data of such Party, and is subject to the obligations of Sections 11.1 (“Confidentiality”) and 11.2 (“Data Protection”) of the Framework Agreement.

The Company’s processing of any Uber Personal Data is further subject to the terms and conditions set forth in the Uber Data Processing Agreement, which is Exhibit B to the Master Framework Agreement (“DPA”). [***].

XIX. Use of Cameras or Other Video or Audio Recording Devices

The Company uses video cameras, and other recording devices in the Delivery Robots. The Company represents and warrants that its use of any such recording devices complies with all applicable state, federal and local laws and regulations, including, but not limited to, laws and regulations that require notice to and consent by Merchants, Safety Operators or Delivery Recipients. The Company will not broadcast or otherwise make publicly available a person’s image, audio, or video recording that it obtains through the recording devices.

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XX. Insurance Requirements

A. The Company agrees to maintain during the term of this Project Plan commercial insurance (i) as detailed below, and (ii) that provides protection against bodily injury and property damage to third parties at levels of coverage that satisfy all current and future applicable laws in the mutually agreed areas of operation under this Project Plan (“Project Plan Operating Area”). The Company agrees to provide Uber and its Affiliates a certificate of insurance confirming this coverage is in force prior to deployment of the Delivery Robots on the Uber Platform and upon written request. Such insurance shall be primary to and non-contributory with any insurance maintained by Uber, and shall not be canceled or materially reduced without thirty (30) days prior written notice to Uber. Company agrees to waive rights of subrogation against Uber.

B. The Company agrees to maintain during the term of this Project Plan commercial general liability insurance with limits of at least [***]. Such insurance shall expressly include coverage for claims or damages arising from the operation of Delivery Robots. Limits can be met by a combination of primary and excess policies.

C. For any vehicle operated by the Company in support of its Delivery Robot operations, the Company will maintain commercial auto liability insurance with (1) a minimum liability limit of at least [***] for third-party liability per accident and (2) any other compulsory automobile insurance coverages required by any applicable laws in the Project Plan Operating Area. Limits can be met by a combination of primary and excess policies.

D. The Company agrees to maintain during the PP2 Deployment Term, workers’ compensation insurance as required by statute in the Project Plan Operating Area that includes Employer’s Liability Insurance with Employer’s Liability Insurance coverage limits of not less than [***].

E. The Company shall add Uber (or any Affiliate which may be designated by Uber from time to time) to the Company’s insurance requirements in Sections XX(A),(B) and (C)(C) above as an additional insured.

F. The Company agrees that if any subcontractor or independent contractor is used to fulfill this contract, either (a) they are covered by Company’s existing insurance, or (b) they or the Company on their behalf, shall carry the same coverages and limits of insurance outlined herein, including with respect to workers’ compensation insurance. It shall be the Company’s responsibility to ensure compliance of this requirement.

XXI. Technical Integration and APIs

Uber will support the Company in onboarding Delivery Robots as couriers on the Uber Platform. The Parties will work together to migrate the Company to an API-based integration designed to allow for (a) the deployment of Delivery Robots in the Operating Areas on the Uber Platform, (b) enabling the Company to accept, decline, monitor, and complete delivery orders on the Uber Eats platform via API, (c) enabling merchants and Delivery Recipients to receive timely notifications with regards to the pickup and delivery of items by Delivery Robots, and (d) enabling timely dispatch of Delivery Robots to merchants for pickup. Uber’s technical work for an initial launch in this regard is to be completed by June 30, 2022. This API is made available and pursuant to the terms and conditions of the Uber Eats API Terms of Use. Any service level agreements related to technical integrations, including minimum API service levels and engineering support services (the “SLAs”), and any applicable API licenses or terms will be mutually agreed-upon in writing prior to launch of operations on the API-based integration.

[Signature page follows.]

IN WITNESS WHEREOF, the Parties have caused this Project Plan to be executed by their duly authorized representatives as of the date first written above.

UBER TECHNOLOGIES INC.

By:	/s/ Sarfraz Maredia
Name:	Sarfraz Maredia
Title:	VP,Uber Eats
Date:	June 6, 2022

SERVE ROBOTICS, INC.

By:	/s/ Ali Kashani
Name:	Ali Kashani
Title:	Co-founder & CEO
Date:	June 7, 2022

Exhibit A

Proposed Future Scaled Operating Areas

[Forthcoming]

Exhibit B

Project Plan Key Performance Indicators

[Forthcoming]

Exhibit C

Safety Plan

[Forthcoming]

Exhibit D

Data Reporting Requirements

During the PP2 Deployment Term, Uber will provide to the Company certain Data regarding the Delivery Robots at the granularity and report frequency below:

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